UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 26, 2025, Autolus Therapeutics plc (the “Company”) held its 2025 Annual General Meeting of Shareholders (the “AGM”). The shareholders considered the nine resolutions set forth below, each of which were voted on and duly passed on a poll at the AGM. Each resolution is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 02, 2025 (the “Proxy Statement”). Set forth below are the results, including the number of votes cast for, against and abstentions, with respect to each of the resolutions submitted for a vote of the shareholders at the AGM. An abstention is not a vote in law and is not counted in the calculation of the proportion of the votes for or against a particular resolution.
Ordinary Resolutions
Resolution 1: To receive and adopt the Company’s accounts for the financial year ended 31 December 2024 and the associated reports of the Directors and auditors (the “2024 Annual Report and Financial Statements”). The votes were cast as follows:

For	Against	Abstain
219,809,664	97,503	477,332
Resolution 2: To approve the Directors’ remuneration report (excluding the Directors’ remuneration policy), as set out on pages 36 to 65 of the 2024 Annual Report and Accounts. The votes were cast as follows:

For	Against	Abstain
216,036,710	4,285,817	61,972
Resolution 3: To approve the Directors’ remuneration policy contained in pages 39 to 52 of the 2024 Annual Report and Accounts, which took effect immediately after the end of the AGM. The votes were cast as follows:

For	Against	Abstain
203,397,251	16,925,364	61,884

Resolution 4: To re-appoint Ernst & Young LLP as auditors of the Company to hold office from the conclusion of the 2025 AGM until the conclusion of the 2026 AGM and to authorize the Directors to determine the auditors’ remuneration. The votes were cast as follows:

For	Against	Abstain
220,272,345	110,231	1,923
Resolution 5: To re-elect Dr. R Iannone as a Director. The votes were cast as follows:

For	Against	Abstain
199,042,000	20,750,286	232,213
Resolution 6: To re-elect Dr. R Rao as a Director. The votes were cast as follows:

For	Against	Abstain
219,956,853	194,729	232,197
Resolution 7: To approve the Autolus Therapeutics plc Employee Share Purchase Plan with Sharesave Sub-Plan adopted by the Board on 20 May 2025 (the “Purchase Plan”), with 3,000,000 (three million) Shares (as defined therein) available for issuance under the Purchase Plan, and with the directors authorized to do all acts and things as are or may be necessary or expedient to carry the same into effect, notwithstanding that the directors may be interested in the same. The votes were cast as follows:

For	Against	Abstain
219,651,874	706,780	25,845
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: June 27, 2025	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer